Exhibit 16


BRIGGS
BUNTING &
DOUGHERTY, LLP
Certified Public Accountants and Business Advisors






Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549


     We have read Form 8-K/A of Transtech Industries, Inc. dated January 16, 2006, and we agree with the statements concerning our firm contained therein.


/s/ Briggs, Bunting & Dougherty, LLP


BRIGGS, BUNTING & DOUGHERTY, LLP
Philadelphia, Pennsylvania
January 26, 2006














Two Penn Center Plaza, Suite 820, Philadelphia, PA 19102-1732
Tel: (215) 567-7770  Fax: (215) 567-6081  Email: BBD@BBDCPA.COM